Exhibit 10.9

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS SUBJECT TO A SEPARATE SUBORDINATION AGREEMENT BY AND BETWEEN HEALTHCARE BUSINESS CREDIT CORPORATION AS LENDER, HEALTHESSENTIALS SOLUTIONS, INC. AS BORROWER AND JOSE RAFFINAN, M.D. AND MARIA RAFFINAN, M.D. AS SUBORDINATED LENDERS.

HEALTHESSENTIALS SOLUTIONS, INC.

5% SUBORDINATED PROMISSORY NOTE

DUE MAY 1, 2008

$950,984	Louisville, Kentucky
May 1, 2002

FOR VALUE RECEIVED, the undersigned, HEALTHESSENTIALS SOLUTIONS, INC., a Delaware Corporation (the “Maker”), hereby promises to pay to the order of Jose Raffinan, M.D. and Maria Raffinan, M.D., or their registered assigns (the “Holder”), the principal sum of Nine Hundred Fifty Thousand Nine Hundred Eighty-Four Dollars ($950,984) on May 1, 2008 (the “Maturity Date”), with interest thereon from time to time as provided herein.

1. Purchase Agreement. This Subordinated Promissory Note (the “Note”) is issued by the Maker pursuant to the Stock Purchase Agreement (the “Purchase Agreement”), dated as of May 1, 2002, by and among the Maker, Specialized Home Health Care Services of Central Florida, Inc., d/b/a/ Best Choice Home Healthcare, (“BCHH”), MAJJ Enterprises, LLC (“MAJJ”) and Arthur Barlaan, Jocelyn Barlaan, Jose Raffinan, M.D. and Maria Raffinan, M.D. (“Shareholders” and “Members’), and the Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Maker contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

2. Interest. The Maker promises to pay interest on the principal amount of this Note at the rate of 5% per annum. The Maker shall pay accrued interest monthly in arrears or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”), beginning on June 1, 2002. Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated by the Holder. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full, Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2 plus 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2 plus 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

3. Payments of Principal; Adjustments to Principal. The Maker promises to pay the Principal due on the Note in equal successive monthly installments of $26,416.22 each, subject to any adjustment as provided below, commencing on June 1, 2005, and continuing until May 31, 2008, at which time any unpaid balance of Principal and all Interest accrued shall be due and payable. This Note may be adjusted based on the Operating Profits in accordance with Section 1.6 of the Purchase Agreement. Such adjustment shall be determined for the first twelve months of operation after the Closing Date of the Purchase Agreement, and any excess or shortfall of the Target Operating Profit during the Earn-out Period shall be multiplied by 3 with the Principal balance of the Note being adjusted upwards or downwards by such sum.

4. Optional Prepayment.

(a) The Maker, at its option, may prepay all or any portion of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, or portion thereof, together with interest accrued and unpaid thereon.

5. Amendment. Amendments and modifications of this Note may be made only in the manner provided in Section 10.5 of the Purchase Agreement.

6. Defaults and Remedies.

(a) Events of Default. An “Event of Default” shall occur if

(i) the Maker shall default in the payment of any installment of interest and/or principal on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 45 days; or

(ii) the Maker shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Maker to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement (other than those referred to in clause (i) of this Section 6(a)), and such default shall continue for 45 days after the earliest of (A) the date the Maker is required to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Maker by the Holder; or

(iii) any representation, warranty or certification made by or on behalf of the Maker in the Purchase Agreement, this Note, or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

(iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Maker, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Maker, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Maker; and such proceeding or petition shall continue undismissed for 45 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(v) the Maker shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Maker, or for a substantial part of its property or assets, (c) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (d) make a general assignment for the benefit of creditors, (e) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (f) take any action for the purpose of effecting any of the foregoing.

(b) Acceleration. If an Event of Default occurs under Section 6(a)(iv) or (v), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing, after an opportunity for cure has been given to the Maker as provided herein, the Holder, by written notice to the Maker, may declare the principal of and accrued interest on this Note to be immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 10.14 of the Purchase Agreement.

(c) Licenses of BCHH and MAJJ. Subject to the Subordination Agreement referenced in Section 7, if an Event of Default occurs under Section 6(a)(i) through (iii), the Maker hereby agrees to transfer and assign all of its right, title and interest to Holder in the license to operate the BCHH and MAJJ home health agencies and to release the Holder from any agreement or provision of noncompetition or nonsolicitation entered into by the Holder, if such Event of Default has not been cured, within 45 days after the Maker receives written notice of such Event of Default from the Holder, or waived.

7. Subordination. This Note shall at all times be subject to a separate Subordination Agreement dated           , 2002 by and between Healthcare Business Credit Corporation as Lender, HealthEssentials Solutions, Inc. as Borrower and Jose Raffinan, M.D. and Maria Raffinan, M.D. as Subordinated Lenders.

8. Suits for Enforcement.

(a) Subject to Section 7, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

9. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

10. Remedies Not Waived. No course of dealing between the Maker and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

11. Transfer.

(a) This Note may not be transferred by the Holder, except upon approval by the Maker; provided, however, that any requested transfers by the Holder to a trust where the beneficiary of such trust is the Holder will not be unreasonably withheld; provided, further, transfers may be made to successors, heirs and estates upon such successors, heirs or estates agreement to be bound by the terms of the Subordination Agreement provided for in Section 7 hereof. The term “Holder” as used herein shall also include any permitted transferee of this Note whose name has been recorded by the Maker in the Note Register. Each permitted transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) The Maker shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Maker shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Maker, the Maker shall, at the expense of the Holder, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder’s attorney duly authorized in writing.

12. Replacement of Note. On receipt by the Maker of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note and in the case of any such mutilation, on surrender and cancellation of such Note, the Maker, at the expense of the Holder, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Maker, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Maker to protect the Maker from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors, heirs and assigns, whether so expressed or not.

14. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

15. Heading. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

HEALTHESSENTIALS SOLUTIONS, INC.

By:	/s/ Michael R. Barr
	Name:	Michael R. Barr
	Title:	CEO